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                                                                   Exhibit 3.3.5

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                     WARRIOR SAND AND GRAVEL COMPANY, INC.
                                     INTO
                              U.S. SILICA COMPANY
              (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION
            LAW OF THE STATE OF DELAWARE AND SECTIONS 86 AND 88 OF
                     THE ALABAMA BUSINESS CORPORATION ACT)

     U.S. Silica Company, a Delaware corporation ("the Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Warrior Sand and Gravel Company, Inc., an Alabama corporation.

     THIRD: That Warrior Sand and Gravel Company, Inc. is incorporated pursuant to the Business Corporation Act of the State of Alabama.

     FOURTH: That the Corporation, by the following resolutions of its Board of Directors, duly approved on the fourth day of October, 1988, determined to merge into itself Warrior Sand and Gravel Company, Inc. on the conditions set forth it such resolutions:

     NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge Warrior Sand and Gravel Company, Inc., an Alabama corporation ("the wholly-owned subsidiary"), with and into itself thereby to be vested with all the assets and to assume all the liabilities and obligations of the wholly-owned subsidiary pursuant to Sections 253 and 259 of the Delaware General Corporation Law;

     RESOLVED FURTHER, that the merger of the wholly-owned subsidiary with and into this Corporation is intended to qualify as a complete liquidation of the wholly-owned subsidiary under Section 332 of the Internal Revenue Code of 1986, as amended;

     RESOLVED FURTHER, that the merger, this Corporation's participation therein, and the manner of carrying such merger into effect, including, without limitation, the Certificate of Ownership and Merger (the "Certificate") and the terms and conditions contained therein, be, and hereby are, approved;

     RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and directed to execute the Certificate for, and in the name and on behalf of, this Corporation substantially in the form presented at this meeting with such change(s) as the officer or officers executing this Certificate deem necessary or appropriate, the execution thereof by such officer or officers to be conclusive evidence of the due approval thereof on the part of this Corporation;
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     RESOLVED FURTHER, that the merger of the wholly owned subsidiary with and into this Corporation, shall become effective as of 11:59 p.m. Eastern Standard Time on December 31, 1988.

     FIFTH: That Warrior Sand and Gravel Company, Inc., by the following resolutions of its Board of Directors, duly approved on the 17th day of October, 1988, approve the merger of Warrior Sand and Gravel Company, Inc. with and into the Corporation on the conditions set forth in such resolutions:

     NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge with and into
     U. S. Silica Company, pursuant to Sections 86 and 88 of the Alabama Business Corporation Act and Sections 253 and 259 of the Delaware General Corporation Law;

     RESOLVED FURTHER, that the merger of this Corporation with and into U. S. Silica Company is intended to qualify as a complete liquidation of the wholly-owned subsidiary under Section 332 of the Internal Revenue Code of 1986, as amended;

     RESOLVED FURTHER, that the merger, this Corporation's participation therein and the manner of carrying such merger into effect, including, without limitation, the Certificate of Ownership and Merger, (the "Certificate") and the terms and conditions contained therein, be, and hereby are, approved;

     RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and directed to execute the Certificate for, and in the name and on behalf of, this Corporation substantially in the form presented at this meeting with such change(s) as the officer or officers executing the Certificate deem necessary or appropriate, the execution thereof by such officer of officers to be conclusive evidence of the due approval thereof on the part of this Corporation.

     SIXTH: That this merger has been approved by the Board of Directors of the Corporation and the Board of Directors of Warrior Sand and Gravel Company, Inc., in compliance with the applicable law of the States of Delaware and Alabama.

     SEVENTH: That the merger of Warrior Sand and Gravel Company, Inc. with and into U. S. Silica Company is permitted by Section 253 of the General Corporation Law of the State of Delaware and Sections 86 and 88 of the Alabama Business Corporation Act.

     EIGHTH: That this certificate and the merger of Warrior Sand and Gravel Company, Inc. with and into the Corporation shall become effective as of 11:59 p.m. Eastern Standard Time on December 31, 1988.

     NINTH: That upon this certificate and the merger becoming effective, the Corporation shall be the surviving Corporation of the merger and the name of the Corporation shall remain U. S. Silica Company.

     TENTH: That to comply with Section 119 of the Alabama Business Corporation Act, the name of the Corporation for use in the State of Alabama shall be "U. S. Silica Company, Inc."


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     ELEVENTH:  That this certificate shall remain on file at the office of the
Corporation at Route 522 North, Berkeley Springs, WV 25411, telephone: (304) 258-2500, and a copy hereof may be obtained on written or oral request of any shareholder of Warrior Sand and Gravel Company, Inc. without cost.

     TWELFTH: That the Corporation agrees that it may be served with process in the State of Alabama in any proceeding for enforcement of any obligation of Warrior Sand and Gravel Company, Inc., and that the Corporation irrevocably appoints the Secretary of State of Alabama as its agent to accept service of process in an action for the enforcement of payment of any such obligation, and in any proceedings for the enforcement of the rights of a dissenting stockholder of Warrior Sand and Gravel Company, Inc. against the Corporation.

     THIRTEENTH: That the address to which a copy of the process may be mailed by the Secretary of State of Alabama is as follows:

                             U. S. Silica Company
                                Route 522 North
                                 P. O. Box 187
                          Berkeley Springs, WV 25411
                        Attention: Corporate Secretary

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     IN WITNESS WHEREOF, said U. S. Silica Company has caused its corporate seal to be impressed hereon and this certificate to be signed by its duly authorized officers on this 1st day of December, 1988.

                                        U.S. SILICA COMPANY

                                        By: /s/ Richard E. Goodell
                                            ---------------------------
                                                Richard E. Goodell
                                                    President

  (Corporate Seal)

                                        Attest: /s/ Charles V. Bush
                                                -----------------------
                                                    Charles V. Bush
                                                       Secretary

     IN ACKNOWLEDGEMENT WHEREOF, the said Warrior Sand and Gravel Company, Inc. has caused its corporate seal to be impressed hereon and this certificate to be signed by its duly authorized officers on this 1st, day of December 1988.

                                        WARRIOR SAND AND GRAVEL
                                          COMPANY, INC.

                                        By: /s/ Richard E. Goodell
                                            ---------------------------
                                                Richard E. Goodell
                                                    President
  (Corporate Seal)

                                        Attest: /s/ Charles V. Bush
                                                ------------------------
                                                   Charles V. Bush
                                                      Secretary

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